SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported) August 14, 2003

LYNCH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Indiana	1-106	38-1799862

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification)

50 Kennedy Plaza, Suite 1250, Providence, RI	02903

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:           401-453-2007

Item 7.	Financial Statements and Exhibits

(c)	Exhibits

14(A) Amended and Restated Code of Ethics for Senior Executive Personnel.
99 Press Release, dated August 14, 2003, issued by Registrant.

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a)	The Registrant has amended and restated its Business Conduct (Ethics) Policy filed as Exhibit 14 to Registrant’s Form 10-K for the period ending December 31, 2002 to amend and restate the Registrant’s Code of Ethics applicable to its Senior Executive Personnel.

Item 12.	Results of Operation and Financial Condition.

(a)	Registrant filed a press release announcing its results of operations for the second quarter ending June 30, 2003 on August 14, 2003.

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lynch Corporation

By: /s/ RAYMOND H. KELLER RAYMOND H. KELLER Chief Financial Officer

Date:	August 14, 2003

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